BRS, Inc.
P.O. Box 1104	1130 Major Ave.
Broomfield, CO 80038-1104	Riverton, WY 82501
E-Mail: brs@brsengineering.com	E-mail: brs@brsengineering.com
303 410-6781 Fax: 303 464-1865	307 857-3079 Fax: 307 857-3080

CONSENT OF DOUGLAS L. BEAHM

I consent to the inclusion in the Material Change Report of Energy Fuels Inc. (the “Company”) dated March 8, 2016, and the schedule attached thereto (the “MCR”), of technical disclosure regarding the Alta Mesa Project, prepared on behalf of Mesteña Uranium LLC who provided BRS consent for release of this information, (the “Technical Information”) and references to my name with respect in the Technical Information, being filed with the United States Securities and Exchange Commission (the “SEC”) under cover of Form 8-K.

I also consent to the incorporation by reference in the Company’s Registration Statement on Form F-10 (No. 333-194916), as amended, filed with the SEC, of the references to my name and the Technical Information in the MCR.

/s/ Douglas L. Beahm
Douglas L. Beahm

Date: March 8, 2016